                                                                Exhibit 99(p)(i)


                          ASSANTE ASSET MANAGEMENT INC.
                         ASSANTE CAPITAL MANAGEMENT INC.
                            SA FUNDS-INVESTMENT TRUST

                                 CODE OF ETHICS
                         Revised as of February 27, 2001


GENERAL

       This Code of Ethics (the "Code") is adopted by Assante Asset Management Inc. (the "Adviser"), Assante Capital Management Inc. (the "Distributor"), and SA Funds-Investment Trust (the "Trust") pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"). It is the policy of the Adviser, the Distributor and the Trust in connection with personal securities investments of Access Persons* and Independent Trustees*, that such persons at all times shall place the interests of clients of the Adviser and the Distributor and of the Trust's shareholders first. All personal securities transactions of Access Persons shall be conducted in a manner consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. An Access Person or Independent Trustee may not take inappropriate advantage of his or her position with the Adviser, the Distributor or the Trust.

1.     PROHIBITIONS

       No Access Person:

       (a) In connection with the purchase or sale, directly or indirectly, by such Access Person. (and for this section 1(a) only including any Independent Trustee) of a security* held or to be acquired* by the Trust or a registered investment company for which the Adviser acts as investment adviser or the Distributor acts as the principal underwriter:

              (i) shall employ any device, scheme or artifice to defraud the Trust or such registered investment company;

              (ii) shall make to the Trust or such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

              (iii) shall engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such registered investment company, or

              (iv) shall engage in any manipulative practice with respect to the Trust or such registered investment company.




------------
* For the meaning of all terms marked with an asterisk, see Section 6, "Definitions".

       (b) Shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership,* except as provided in the Assante Asset Management Inc. Policy on Personal Investment Activities of AAM Personnel, which is attached hereto as Appendix A and is hereby incorporated as a part of this Code.

       (c) Shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership* and which to his actual knowledge at the time of such purchase or sale:

              (i) is being considered for purchase or sale by the Trust or such registered investment company; or

              (ii) is then being purchased or sold by the Trust or such registered investment company.

       (d)    Shall, in addition to the above-stated prohibitions:

              (i)    acquire any securities in an initial public offering;

              (ii) participate in a "hot issue" (buying or selling a security that is sold at a premium over its initial offering price when it is initially made available on the secondary market);

              (iii) acquire securities in a private placement, except as provided in section 2(f) herein;

              (iv) profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days;

              (v) accept any personal gift of more than de minimis value from any person or entity that does business with, or on behalf of the Adviser's or the Distributor's account of any client and with or on behalf of the Trust; or

              (vi) serve on the board of directors of a publicly traded company, except as provided in section 2(g) herein.


2.     EXEMPTED TRANSACTIONS

       The prohibitions of Section 1(c) and (d) of this Code shall not apply to:

       (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

       (b) Purchases or sales of securities which are not eligible for purchase or sale by the Trust, or a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter.


------------
* For the meaning of all terms marked with an asterisk, see Section 6, "Definitions".

       (c) Purchases or sales which are non-volitional on the part of either the Trust or a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter.

       (d) Purchases which are part of an automatic dividend reinvestment plan.

       (e) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

       (f) Purchase or sale requests which receive the prior written approval of the Compliance Officer* of the Adviser or the Distributor or of a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter because there exists only a remote potential for a conflict of interest with such registered investment company, because the proposed transaction would be very unlikely to affect a highly institutional market, or when they clearly are not related economically to the securities to be purchased, sold or held by a Fund or such registered investment company. The Compliance Officer of the Trust or of the Adviser or the Distributor, as the case may be, shall record any action taken pursuant to this subsection 2(f).

       (g) Service by an Access Person on the board of directors of a publicly traded company. Such Access Person shall, however, inform the Compliance Officer of the Trust or the Adviser or the Distributor of such appointment. In the event that the Compliance Officer of the Trust or the Adviser or the Distributor, in consultation with outside counsel, should decide that the potential for conflicts of interests exists with respect to such person's obligations as a director and the Adviser's or the Distributor's duties to its clients, such Compliance Officer may, acting upon the recommendations of outside counsel, place restrictions on the activities of, or information received by, such Access Person.

3.     PROCEDURAL MATTERS

       (a) The Compliance Officer of the Trust, the Adviser or the Distributor shall:

              (i) Furnish a copy of this Code to each Access Person and Independent Trustee of the Adviser, the Distributor or the Trust and obtain from each such person a written acknowledgement of the receipt thereof. Each Access Person shall provide the relevant Compliance Officer, on an annual basis, with an executed certificate stating that he or she has read and understood the Code of Ethics, respectively, and recognizes that he or she is subject to the Code. In addition, each Access Person shall certify to the relevant Compliance Officer on an annual basis that he or she has complied with the requirements of the Code of Ethics and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code. A sample annual certification form is attached hereto as Appendix B.

              (ii) Notify each such Access Person and Independent Trustee of his/her obligation to file reports as provided by Section 4 of this Code.


------------
* For the meaning of all terms marked with an asterisk, see Section 6, "Definitions".

              (iii) Report to the Board of Directors of the Adviser and the Distributor and the Board of Trustees of the Trust at the next occurring regular meeting the facts contained in any reports filed with the relevant Compliance Officer pursuant to Section 4 of this Code when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by a Fund.

              (iv)   Maintain any records required by paragraph (d) of Rule
                     17j-1.

              (v)    Maintain any records pursuant to Section 2(f) of this Code.

              (vi) Maintain the records of any violation of this Code, and/or any action taken as a result of such violation in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

4.     REPORTING

       (a) INITIAL HOLDINGS REPORT. Every Access Person is required to report his or her ownership in a Security no later than 10 days after becoming an Access Person (i.e., no later than 10 days after beginning employment). In addition, each Access Person is required to report any investment account beneficially held at a broker or bank or similar institution. A sample initial holdings report is attached hereto as Appendix C.

       (b) ANNUAL HOLDINGS REPORT. Within thirty days of the end of each year, each Access Person shall update the Initial Holdings Report, reporting each Security beneficially held and each account maintained at a bank, broker or similar institution. A sample annual holdings report is attached hereto as Appendix D.

       (c) QUARTERLY TRANSACTION REPORT. Every Access Person of the Adviser, the Distributor and the Trust shall report to the Adviser, the Distributor or the Trust, as the case may be, the information described in Section 4(d) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence; and, provided, further, no Access Person of the Adviser or the Distributor shall be required to make a report with respect to information which would be duplicative of information recorded pursuant to Rule 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

       (d) Every Quarterly Transaction Report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and may be on the form provided by the Adviser, the Distributor or the Trust, a copy of which is attached hereto. The report shall contain the following information:

              (i) The date of the transaction, the title, the number of shares, the interest rate and maturity date (if applicable), and the principal amount of each security involved;





------------
* For the meaning of all terms marked with an asterisk, see Section 6, "Definitions".

              (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              (iii)  The price at which the transaction was effected; and,

              (iv) The name of the broker, dealer or bank with or through whom the transaction was effected. If the Access Person opens a new account, but no transaction was effected, the Access Person is nonetheless still required to report the new account.

              A sample quarterly transaction report is attached hereto as Appendix E.

       (e) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

       (f) An Independent Trustee is required to file a Quarterly Transaction Report, which sets forth the information required by Section 4(d) only if the Independent Trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling the Independent Trustee's official duties as a trustee of the Trust, should have known that (i) a Fund has engaged in a transaction in the same security within the last fifteen (15) days or is engaging or going to engage in a transaction in the same security in the next fifteen (15) days, or (ii) a Fund or a Fund's Adviser or Sub-Adviser has within the last fifteen (15) days considered a transaction in the same security or is considering a transaction in the same security or within the next fifteen (15) days is going to consider a transaction in the same security.

       (g) At periodic intervals established by the trustees of the Trust, but no less frequently than annually, the Compliance Officer of the Trust shall provide a written report to the trustees of the Trust of all material matters raised pursuant to the Code during such period, including but not limited to, information about material violations and sanctions imposed in response to those material violations. Additionally, the Compliance Officer will provide to the trustees of the Trust a written certification, which certifies to the trustees of the Trust that the Trust, the Adviser and the Distributor have adopted procedures reasonably necessary to prevent their Access Persons from violating the Code.

5.     VIOLATIONS

       Upon being apprised of facts, which indicate that a violation of this Code may have occurred, the Board shall determine whether, in its judgment, the conduct being considered did in fact violate the provisions of this Code. If the Board determines that a violation of this Code has occurred, the Board may impose such sanctions as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a member of such Board, he/she shall not be eligible to participate in the judgment of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.




------------
* For the meaning of all terms marked with an asterisk, see Section 6, "Definitions".

6.     DEFINITIONS

       For purposes of this Code, the words appearing below in quotation marks shall have the meanings ascribed thereto; provided however, that all such terms shall be construed in a manner consistent with the definitions thereof contained in Rule 17j-1.

       (a)    The term "Access Person" shall mean the following:

              (i) with respect to the Adviser, each officer, director and employee of the Adviser who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company for which the Adviser acts as investment adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Adviser who obtains information concerning recommendations with regard to the purchase or sale of a security,

              (ii) with respect to the Distributor, each officer and director of the Distributor who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for any registered investment company for which the Distributor acts as the principal underwriter or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to such investment company regarding the purchase or sale of securities, and

              (iii) with respect to the Trust, each officer and trustee of the Trust, except each Independent Trustee, as defined below.

       (b) "Security" means all securities except securities issued by the government of the United States, bankers' acceptances, certificates of deposits, commercial paper and shares of registered open-end investment companies.

       (c) A "security held or to be acquired" by a registered investment company means any security which (i) is held by such company; or
              (ii) is being or has been considered by such company or its investment advisor for purchase by such company.

       (d) "Beneficial ownership" of a security by an Access Person shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which such Access Person has or acquires. In general, a person may be regarded as having beneficial ownership of securities held in the name of:

              (i)    a husband, wife, domestic partner or minor child;

              (ii)   a relative sharing the same house;

              (iii)  anyone else if the Access Person:

                     (a) obtains benefits substantially equivalent to ownership of the securities, or

                     (b) can obtain ownership of the securities immediately or at some future time.

       (e) "Independent Trustee" shall mean any trustee of the Trust who is not an Interested Person (as defined in section 2(a)(19) of the Investment Company Act) of the Trust.




------------
* For the meaning of all terms marked with an asterisk, see Section 6, "Definitions".

       (f)    "Fund" or "Funds" shall mean the portfolio series of the Trust.


       (g) "Compliance Officer" shall mean, with respect to the Trust, the Adviser and the Distributor, a person designated by the relevant organization to receive reports and take certain actions.

The requirements of this Code are not applicable to transactions for any account over which the Access Person or Independent Trustee has no influence or control. If in doubt, the Access Person may state on any form required to be completed under the provisions of this Code that he/she disclaims any beneficial ownership in the securities involved.



------------
* For the meaning of all terms marked with an asterisk, see Section 6, "Definitions".

APPENDIX A

                      ASSANTE ASSET MANAGEMENT INC. ("AAM")
            POLICY ON PERSONAL INVESTMENT ACTIVITIES OF AAM PERSONNEL

As a registered investment adviser with an affiliated broker-dealer, AAM is subject to numerous legal and regulatory requirements that affect the personal investment activities of its personnel. In order to comply with both the letter and the spirit of these requirements, after much consideration, AAM has adopted this firm policy with respect to personal trading.

In reviewing this policy, employees should keep in mind that the restrictions listed are designed to prevent inadvertent violations of various regulations, and will be strictly enforced. Personal investment activities of AAM personnel should be considered a privilege, which will be revoked if employees fail to abide by the rules we have established.

BACKGROUND

In SEC v. Capital Gains Bureaus, Inc., 375 U.S. 180 (1963), the U.S. Supreme Court stated that investment advisers owe their customers the highest duty of trust and fair dealing and must place customers' interests ahead of their own. Although Congress and the SEC have long recognized the potential misuse of information by employees of investment advisory firms, they have left the development of oversight and control responsibilities to the individual firms. While they have not imposed any outright ban on personal trading by employees, when the NASD or SEC visits an advisory firm, examiners typically review personal trading reports and verify that an appropriate person has reviewed those reports.

A 1994 ICI Report has been endorsed by the ICI's Board of Governors and has become standard practice among the majority of investment advisers. These recommendations have become particularly appropriate to our business, as we assume a greater role in the management of the funds offered at AAM and expand our service offerings. Among other things, they suggest:

- access persons should be required to pre-clear all personal securities transactions;

- access persons should be required to disclose ... all securities holdings at the commencement of employment and annually thereafter;

- investment procedures should be implemented ... to monitor personal investment activity by access persons after pre-clearance has been granted ...; and

- access persons should instruct their brokers to send copies of trade confirmations directly to their employers. (This is also an NASD requirement.)

INSIDER TRADING PROHIBITED

AAM recognizes that its employees do not choose the securities that are purchased and sold within the mutual funds offered. However, as managers of AAM-sponsored funds, the firm could come into possession of material non-public information. Employees may not use material non-public information about any issuer of securities -- whether or not such securities are held in the portfolios of AAM clients (including the SA Funds) or are suitable investments for any AAM clients -- either for personal gain or on behalf of any AAM clients. Any employee who believes that he or she is in possession of such






------------
* For the meaning of all terms marked with an asterisk, see Section 6, "Definitions".

information must contact the Compliance Director immediately to discuss the information and the circumstances surrounding its receipt.

REPORTS OF ALL SECURITIES HOLDINGS AND TRANSACTIONS REQUIRED

Each employee and potential employee will be required to provide a list of his or her securities holdings within ten (10) days of employment and at least annually. Each employee will be required to report personal securities holdings as well as those of his or her spouse, minor children, adults living in the same household as the employee, trusts of which the employee is a trustee or has a beneficial interest, and any other accounts over which the employee exercises any indirect or direct control.

Each employee will be required to either provide a quarterly securities transaction report or direct any firm with which the employee has an account to send duplicate account statements and trade confirmations to AAM's Compliance Department. (A form letter requesting duplicate statements (407 letter) is available in the Compliance Department.) Whether securities transactions are listed on the transaction report or reported via duplicate account statements, each employee will be required on a quarterly basis to attest that AAM has been notified of all of his or her personal securities transactions. (This requirement includes employees who have not participated in any securities transactions, who will simply report that there were no transactions during the relevant quarter.)

The only exceptions to this reporting requirement are as follows:

- Open-end mutual fund purchases & sales done directly through the sponsoring investment company;

-      Company-sponsored stock purchase plans and/or 401(k) plans;

-      Variable life and/or insurance;

-      CDs and bankers' acceptances;

-      Securities issued by the U.S. government; and

-      Dividend reinvestments.

PRE-APPROVAL OF SECURITIES TRANSACTIONS REQUIRED

Each employee will also be required to obtain the prior written approval ("Pre-Approval") of the Compliance Director or another authorized Registered Principal for all securities transactions, except those listed below. (See
Schedule 1 for a list of Registered Principals authorized to grant
Pre-Approval.)

- Purchases or sales of up to 1,000 shares or $10,000 daily in a security, listed on the NYSE, NASDAQ or another domestic exchange, of a company with a market capitalization of at least $2 billion. (Please remember that although such de minimis transactions are not subject to Pre-Approval, they still must be reported to the Compliance Department on a quarterly basis.);

- Open-end mutual fund purchases & sales done directly through the sponsoring investment company;

-      Company-sponsored stock purchase plans and/or 401(k) plans;

-      Variable life and/or insurance;

-      CDs and bankers' acceptances;

-      Securities issued by the U.S. government; and

-      Dividend reinvestments.

Employees may not participate in a transaction requiring Pre-Approval unless and until written approval is provided by an authorized Registered Principal. Employees may not initiate trades in anticipation of receiving approval, and oral approval will not fulfill this requirement. Further, once obtained, Pre-Approval will be good only for the transaction in respect of which it is given and for the day on which it is given. Should orders or instructions not be given to a bank or broker for any reason on the date for which approval has been received, employees must re-obtain approval prior to trading.

See Schedule 2 for a sample of the form that must be submitted by an employee seeking Pre-Approval of a personal securities transaction.

TRADING DURING BLACKOUT PERIODS PROHIBITED

No employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he or she has knowledge at the time of the transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a client account of AAM or any of the SA Funds. In addition, the following Blackout Periods apply to the categories of AAM employees listed below:

1. ALL EMPLOYEES - may not buy or sell any securities for personal accounts on the same day that a client account trades in that security.

2. TRADERS AND TRADERS' ASSISTANTS - may not buy or sell any securities for personal accounts three (3) calendar days before or seven (7) calendar days after a client account for which he or she executes trades buys or sells that security.

3. RESEARCH ANALYSTS AND RESEARCH ASSISTANTS - may not buy or sell any securities for personal accounts seven (7) calendar days before or after the issuance of, or a change in, any recommendation; or seven (7) calendar days before or after a client account for which he or she is likely to have trading or portfolio information buys or sells that security.

Blackout Period requirements may not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the security is listed on the NYSE, NASDAQ or another domestic stock exchange, and the issuer has a market capitalization of at least $10 billion. However, even if the Blackout Period is waived, Pre-Approval is still required. If applicable, an employee wishing to trade such securities should disclose the relevant client account trade(s) or recommendation(s) that he or she has made on his or her Pre-Approval form.

PRE-APPROVAL OF PRIVATE PLACEMENTS REQUIRED

Securities regulations restrict the ability of employees to participate in private placements. AAM therefore prohibits employees from participating in such transactions unless Pre-Approval is obtained. In evaluating whether Pre-Approval for these transactions will be granted, the relevant Registered Principal will consider, among other things, whether the investment opportunity is available to and/or should be reserved for AAM clients, and whether the opportunity is being offered to the employee because of his or her position with AAM. Any employee who is approved to participate personally in a private placement must disclose that investment if he or she subsequently plays a direct or indirect part in considering the same security for the account of a client of AAM.

TRADING IN IPOS AND "HOT ISSUES" PROHIBITED

Securities regulations (Rule 2110) prohibit employees from participating in "hot issues" (buying or selling securities that are sold at a premium over their initial offering prices when they are initially made available on the secondary market). An employee who is unsure whether a security he or she wishes to buy or sell is considered a "hot issue" must explain his or her uncertainty and relevant circumstances to the Registered Principal considering Pre-Approval.

Because it is impossible to determine in advance how an initial public offering
(IPO) will be received in the marketplace, we cannot predict which IPOs will become "hot issues". THEREFORE, ALL AAM EMPLOYEES ARE ALSO PROHIBITED FROM PARTICIPATING IN IPOS.

SHORT-TERM TRADING DISCOURAGED

AAM discourages employees from short-term investment activity. Additionally, the firm believes that its employees should be "supporters" of AAM's investment style, which includes the use of securities transactions for investment purposes, rather than speculation. Consistent with this philosophy, AAM prohibits employees from profiting from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. However, subject to the discretion of the authorized Registered Principal considering Pre-Approval, an employee may execute a short-term trade that results in a loss or break-even status.

TRADING ON COMPANY TIME PROHIBITED

Employees may only participate in personal trading on their own time. This means that no employee may buy or sell securities for his or her own accounts during normal business hours (8:00 a.m. to 5:30 p.m.) unless he or she is on a break or a lunch break.

SPECIAL PROVISIONS FOR TRADING IN THE SECURITIES OF ASSANTE CORPORATION

Personal securities transactions in the securities of Assante Corporation are subject to Blackout Periods and other restrictions, which are outlined in a memorandum available in the Compliance Department. Employees wishing to trade securities of Assante Corporation must first contact the Compliance Director, who will explain the relevant Blackout Periods, restrictions and authorizations required.

--------------------------------------------------------------------------------

Compliance with both this Policy on Personal Investment Activities of AAM Personnel and our Code of Ethics is a condition of your employment with AAM. Violations of either this Policy or the Code will be taken seriously and will result in sanctions against the violator, up to and including termination of employment.

Employees who are unsure of their obligations under either this Policy or the Code should consult the Compliance Director immediately.

                                   SCHEDULE 1
                                   ----------
            REGISTERED PRINCIPALS AUTHORIZED TO GRANT PRE-APPROVAL OF
            ---------------------------------------------------------
                PERSONAL INVESTMENT ACTIVITIES OF AAM PERSONNEL
                -----------------------------------------------

Employees should always seek, in the first instance, to obtain Pre-Approval from the Compliance Director, Vicki McDonald. In the even that the Compliance Director is not available, the following Registered Principals are also authorized to grant Pre-Approval: Kim Lawson and Karen Bird.

If an employee is denied Pre-Approval by one of the authorized Registered Principals for any reason, he or she may not seek Pre-Approval for the same or a related transaction from another authorized Registered Principal. In addition, if one of the authorized Registered Principals is in the process of reviewing an employee's request for Pre-Approval, the employee may not seek Pre-Approval from another authorized Registered Principal in order to expedite the process unless directed to do so.

Pre-Approval is discretionary and may be denied for any reason; however, the authorized Registered Principals who consider Pre-Approval requests will make every effort to do so fairly. Employees who are denied Pre-Approval for a transaction are not entitled to any explanation of the reason for denial.

                                   SCHEDULE 2
                                   ----------
                PERSONAL SECURITIES TRANSACTION PRE-APPROVAL FORM
--------------------------------------------------------------------------------

This form must be submitted to the Compliance Director or, in her absence, another authorized Registered Principal before executing any personal securities transaction for which Pre-Approval is required under the AAM Code of Ethics (the "Code") and/or the Policy on Personal Investment Activities of AAM Personnel (the "Policy"). Before completing this form you should review the Code and the Policy, including the terms defined in both documents. The capitalized terms used in this form are governed by those definitions. In addition, both documents contain information regarding your Pre-Approval obligations, and information regarding the transactions and Securities that are exempt from the Pre-Approval requirement.(a)

NO PERSONAL SECURITIES TRANSACTION SUBJECT TO PRE-APPROVAL MAY BE EFFECTED PRIOR TO RECEIPT OF NOTICE BY THE COMPLIANCE DIRECTOR OR OTHER AUTHORIZED REGISTERED PRINCIPAL THAT PRE-APPROVAL HAS BEEN GRANTED. UNLESS OTHERWISE SPECIFIED, A PRE-APPROVED TRANSACTION MUST BE PLACED AND EXECUTED BY THE END OF THE TRADING DAY ON WHICH PRE-APPROVAL IS GRANTED. If a proposed transaction is not executed (with the exception of a limit order) within the time specified, you must repeat the Pre-Approval process before executing the transaction. Pre-Approval granted by an authorized Registered Principal is no longer effective if you discover, prior to executing the transaction, that the information on this form is no longer accurate or if the authorized Registered Principal revokes the Pre-Approval for any other reason.


AN EMPLOYEE SEEKING PRE-APPROVAL FOR A TRADE THE SAME DAY MUST SUBMIT A PRE-APPROVAL FORM PRIOR TO 10:00A.M. Any form received after 10:00a.m. will be considered for a trade the following day. Reasonable efforts will be made to consider all Pre-Approval requests submitted prior to 10:00a.m. by 11:00a.m.; however, this time frame is not guaranteed.


A form must be completed for EACH transaction for which Pre-Approval is required.

THE FOLLOWING MUST BE ANSWERED COMPLETELY. AN INCOMPLETE FORM WILL BE RETURNED TO YOU FOR COMPLETION, AND PRE-APPROVAL WILL NOT BE GRANTED UNTIL THE FORM HAS BEEN COMPLETED.

EMPLOYEE INFORMATION

1.     Your name: ______________________________________________________________
       Your job title: _________________________________________________________
       Your telephone number: __________________________________________________

2. If the transaction will be in someone else's name or in the name of a trust, the name of that person or trust:_________________________________

       The relationship of that person or trust to you: ________________________

3. Name of the firm (e.g., securities broker-dealer, futures commission merchant) through which the transaction will be executed: _______________


-------------
(a) Unless an exemption applies, Pre-Approval is required for any transaction in a Security, derivative investment or futures contract in any account in which you have or will acquire Beneficial Ownership.

       The relevant account number at that firm: _______________________________

SECURITY INFORMATION

1.     Is the relevant transaction a private placement? _______ Yes _______ No

2.     Security(b) name: _______________________________________________________
       Security type (e.g., common stock, etc.): _______________________________
       CUSIP number or ticker symbol: __________________________________________
       Market capitalization of issuer(c): _____________________________________

3. The maximum number of shares, units or contracts for which Pre-Approval is being sought, or the market value or face amount of the Securities for which Pre-Approval is being sought: _____________________________________

4. The type of transaction for which Pre-Approval is being sought (check all that apply):

       ______________ Purchase      ____________________ Sale
                                    If Sale, date first acquired(d): ___________

       ______________ Market Order  ____________________ Limit Order
                                    If Limit Order, price of Limit Order: ______


PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF.

1.     Do you possess material non-public information
       regarding the Security identified above or regarding
       the issuer of the Security?                              ____ Yes  ___ No

2.     Are you aware of any pending buy or sell order on
       behalf of an AAM client for the Security identified
       above or for a Security to which the Security
       identified above is related (such as a derivative
       investment)?                                             ____ Yes  ___ No

3.     Do you intend or do you know of another's intention
       to purchase or sell the Security identified above, or
       a Security to which the Security identified above is
       related, on behalf of an AAM client?                     ____ Yes  ___ No



-------------
(b) For the purpose of this form, the term "Security" will be used to indicate the Security, derivative investment or futures contract that you are seeking Pre-Approval to trade.

(c) Market capitalization of a company is calculated by multiplying the number of outstanding shares by the offering price per share. Current market capitalizations can also be obtained on the Internet by looking up detailed quotes on several sites, including Yahoo finance (http://finance.yahoo.com/?u) and Bloomberg (http://www.bloomberg.com).

(d) Under the Policy, you may not profit from short-term trades, which have been defined as purchases and sales, or sales and purchases, of the same (or equivalent) Securities within a period of 60 days. This rule does not apply to transactions in securities exempt from the reporting requirements, as listed in the Policy and the Code of Ethics.

4. If your job includes considering, recommending and/or making investments for AAM clients:

       Are you actively considering or have you actively
       considered and rejected for purchase or sale for an
       AAM client, within the most recent 15 calendar days,
       the Security identified above or a Security to which
       the Security identified above is related?                ____ Yes  ___ No

5. If your job includes considering, recommending and/or making investments for AAM clients:

       Has an AAM client for which you are responsible
       purchased or sold, within the most recent 7 calendar
       days, the Security identified above or a Security to
       which the Security identified above is related?          ____ Yes  ___ No


6. Are you aware of any other information relevant to the Pre-Approval of this transaction?

       If yes, please provide this information in the lines
       below:                                                   ____ Yes  ___ No


BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE CODE OF ETHICS AND THE PERSONAL TRADING POLICY AND BELIEVE THAT THE TRANSACTION FOR WHICH YOU ARE SEEKING PRE-APPROVAL COMPLIES WITH THE GENERAL PRINCIPLES AND SPECIFIC REQUIREMENTS OF BOTH DOCUMENTS. YOU FURTHER CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS, TO THE BEST OF YOUR KNOWLEDGE, TRUE AND COMPLETE AS OF THE TIME THE FORM IS BEING SUBMITTED.

___________________________________          ___________________________________
Employee Signature                           Date and Time Submitted

________________________________________________________________________________

Name of Authorized Registered Principal: _______________________________________

Pre-Approval Granted _______ / Denied _______ (check one)

___________________________________          ___________________________________
Signature                                    Date and Time

APPENDIX B


                            ANNUAL CERTIFICATION FORM

       This is to certify that I have read and understand the Code of Ethics of Assante Asset Management Inc., Assante Capital Management Inc. and SA Funds - Investment Trust as amended February 27, 2001, and that I recognize that I am subject to the provisions thereof and will comply with these provisions.

       This is to further certify that I have complied with the requirement of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.



                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Position

                                             ___________________________________
                                             Print Name

                                             ___________________________________
                                             Date

APPENDIX C

                INITIAL REPORT OF SECURITIES HOLDINGS & ACCOUNTS

                   Initial Date of Employment(1): ___/___/___


---------------------------------------------------------------------------------------------------------
                                                                             Check type of account
 Title, No. of shares & principal      Name of broker-dealer or bank      -------------------------------
 amount of security(2)                                                                Immediate family
                                                                          Personal        fiduciary
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

Check one:

     [ ] As of the date listed above, the above record includes (i) every security in which I have direct or indirect ownership and (ii) every investment account which I beneficially hold at a broker, bank or similar institution regardless of the assets held in the account.

     [ ] In lieu of listing my securities and accounts above, I have provided copies of trade confirmations and/or brokerage account statements covering all of my securities holdings and accounts.

This report is not an admission that I have any direct or indirect beneficial ownership in the securities listed above.

___________________________________          ___________________________________
Signature                                    Date

___________________________________
Print Name





------------
(1) THIS REPORT MUST BE SUBMITTED TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF EMPLOYMENT.

(2) AS USED IN THIS REPORT, THE TERM "SECURITY" MEANS ALL SECURITIES EXCEPT: (i) SECURITIES ISSUED BY THE GOVERNMENT OF THE UNITED STATES, (ii) BANKERS' ACCEPTANCES, (iii) CERTIFICATES OF DEPOSIT, (iv) COMMERCIAL PAPER AND (v) SHARES OF REGISTERED OPEN-END INVESTMENT COMPANIES.

APPENDIX D

             QUARTERLY REPORT OF SECURITIES TRANSACTIONS & ACCOUNTS
             ------------------------------------------------------
                         For Calendar Quarter Ending(1):


------------------------------------------------------------------------------------------------------------------------
Title, No. of shares   Date      Date      Price    Name of     Date
& principle amount,    bought    sold      per      broker-    account      Check type of account
(interest rate &                           share    dealer       was     -------------------------------
maturity date) of                                   or bank    opened    Personal       Immediate family
security(2)                                                                                 fiduciary        Approved by
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

Check one:

   [ ] The above record is of every transaction during the quarter, of a security in which I had or by reason of which I acquired, any direct or indirect beneficial ownership, and each account established by me with a broker, dealer or bank in which any securities were held during the quarter for my direct or indirect benefit.

   [ ] In lieu of listing my securities transactions above, I have provided copies of trade confirmations and/or brokerage account statements covering every transaction during the quarter, of a security in which I had or by reason of which I acquired, any direct or indirect beneficial ownership, and each account established by me with a broker, dealer or bank in which any securities were held during the quarter for my direct or indirect benefit.

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


___________________________________          ___________________________________
Signature                                    Date

___________________________________
Print Name


---------
(1) THIS REPORT MUST BE SUBMITTED TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE END OF THE CALENDAR QUARTER.

(2) AS USED IN THIS REPORT, THE TERM "SECURITY" MEANS ALL SECURITIES EXCEPT: (i) SECURITIES ISSUED BY THE GOVERNMENT OF THE UNITED STATES, (ii) BANKERS' ACCEPTANCES, (iii) CERTIFICATES OF DEPOSIT, (iv) COMMERCIAL PAPER AND (v) SHARES OF REGISTERED OPEN-END INVESTMENT COMPANIES.

APPENDIX E

                 ANNUAL REPORT OF SECURITIES HOLDINGS & ACCOUNTS
                 -----------------------------------------------
                 For Calendar Year Ending(1) December 31, ______

---------------------------------------------------------------------------------------------------------
                                                                              Check type of account
 Title, No. of shares & principal      Name of broker-dealer or bank      -------------------------------
 amount of security(2)                                                                Immediate family
                                                                          Personal        fiduciary
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

Check one:

     [ ] The above record is of every security in which I have direct or indirect ownership and every investment account that I beneficially hold at a bank, broker or similar institution, as of the date listed above.

     [ ] In lieu of listing my securities and accounts above, I have provided copies of trade confirmations and/or brokerage account statements covering all of my securities holdings and accounts.

This report is not an admission that I have any direct or indirect beneficial ownership in the securities listed above.


___________________________________          ___________________________________
Signature                                    Date

___________________________________
Print Name



---------
(1) THIS REPORT MUST BE SUBMITTED TO THE COMPLIANCE DEPARTMENT WITHIN 30 DAYS OF THE END OF THE CALENDAR YEAR.

(2) AS USED IN THIS REPORT, THE TERM "SECURITY" MEANS ALL SECURITIES EXCEPT: (i) SECURITIES ISSUED BY THE GOVERNMENT OF THE UNITED STATES, (ii) BANKERS' ACCEPTANCES, (iii) CERTIFICATES OF DEPOSIT, (iv) COMMERCIAL PAPER AND (v) SHARES OF REGISTERED OPEN-END INVESTMENT COMPANIES.